VERSAR

NEWS RELEASE

FOR IMMEDIATE RELEASE

September 25, 2017

VERSAR, INC ANNOUNCES FISCAL YEAR 2017 FINANCIAL RESULTS

Offices

Headquarters

Springfield, VA

Inside the U.S.

Aiea, HI
Atlanta, GA
Chandler, AZ
Charleston, SC
Columbia, MD
Denver, CO
Dulles, VA
El Paso, TX
Germantown, MD
Newport News, VA
Oceanside, CA
Richardson, TX
San Antonio, TX
South Easton, MA

Outside the U.S.

Abu Dhabi, UAE
Baghdad, Iraq
Clark, Philippines
Kabul, Afghanistan

Springfield, VA – September, 2017 – Versar, Inc. (NYSE American: VSR) ("Versar"), today announced financial results for fiscal 2017, ended June 30, 2017. The Form 10-K will be filed with the Securities and Exchange Commission (SEC) later today. In addition, Bank of America and Versar signed the Seventh Forbearance Agreement on September 22, 2017 (the "Effective Date") extending the forbearance period to November 17, 2017, at the latest. Versar will file an 8-K related to the Seventh Forbearance Agreement by no later than September 28, 2017.

Fiscal 2017 Financial Results

Fiscal 2017 gross revenue decreased 33% to $111.8 million, compared to revenues of $167.9 million during fiscal 2016. The decrease is largely attributable to the Dover Air Force Base (DAFB) project wind down, reduced work from the Environmental Protection Agency (EPA), Performance Based Remediation (PBR) wind down, the sale of PPS (Versar's personal protective gear subsidiary sold in April), Versar Security Systems (VSS) lower than expected revenues, decreased work in Iraq and Afghanistan, and loss of contracts previously held. Both the DAFB and PBR ramp-downs were anticipated with those projects scheduled to end in calendar year 2017 and 2020, respectively.

Purchased services and materials decreased 43% to $60.9 million from $107.2 million. The decrease is a result of the slow-down in the Dover project, the decrease in EPA projects, reduced revenue levels within VSS, project loss reserves within PSG, a project at Fort Belvoir and the Cedar Point Shoreline project.

Direct costs of services and overhead for fiscal 2017 were $45 million, a decrease of 22% compared to 57.5 million during fiscal 2016. The decrease is a result of a cost savings plan we initiated during fiscal 2017, as well as full year impacts of the costs savings reductions we made in fiscal 2016. The wind down in DAFB was also a driver of that decrease.

Gross profit was up 84% from $3.2 million to $5.9 million. Cost savings actions just mentioned also contributed to the increase in gross profit for fiscal 2017. Gross margin percentage for fiscal 2017 was 5.3%, compared to gross margin of 1.9% last year. SG&A expenses for fiscal 2017 were $12.9 million, or 12% of gross revenue, compared to $13.0 million, or 8% of gross revenue in fiscal 2016. While this is an increase percent of gross revenue over the prior fiscal year, the overall level of SG&A is down.

Gross profit for the first nine months of fiscal 2017 was $5.9 million, compared to a gross profit of $6.8 million for the same period of fiscal 2016. Gross margin increased from 5% to 7%. While SG&A remained flat on a dollar amount, it increased as a percent of revenue from 7% to 11%. Included in the last nine months of SG&A are approximately $900 thousand related to requirements of the Bank of America Loan Amendment. In addition, the Company paid for two outside audits and unusual legal fees associated with our restructuring. Despite these additional expenses, the Company was able to control indirect costs.

Net loss for fiscal 2017 was $9.6 million, or a loss of 96 cents per share, as compared to a net loss of $37.9 million, or a net loss of $3.84 per share, in fiscal 2016.

Conference Call

Versar will host a conference call today, September 25, 2017 at 5:00 p.m. Eastern Time to discuss its business outlook and its operational performance and financial results for fiscal 2017.

The dial in number for the U.S. and Canada is toll free, 866-682-6100. The international dial in number is 404-267-0373. Participants should call in a few minutes before 5:00 PM Eastern Time.

For those unable to attend the conference call, a replay of the teleconference will be available until October 9, 2017 and may be accessed domestically by dialing 877-481-4010 and international callers may dial 919-882-2331. Callers must enter conference ID number 20093. Additionally, the replay will be available on Versar's Investor Relations website, http://www.versar.com/investorrelations/index.html.

VERSAR, INC., headquartered in Springfield, Virginia, is a publicly-traded global project management company providing sustainable value oriented solutions to government and commercial clients in the construction management, environmental services, and professional services market areas.

VERSAR operates the following website: www.versar.com.

Find out more about **VERSAR** at

https://twitter.com/VersarInc

https://www.facebook.com/VersarInc

http://www.linkedin.com/company/38251

This news release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2017, as updated from time to time in the Company's periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:	Investor Relations (703) 642-6706 InvestorRelations@Versar.com	Robert Ferri Robert Ferri Partners (415) 575-1589 robert.ferri@robertferri.com

VERSAR, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share amounts)

		As of		
		June 30, 2017		July 1, 2016
ASSETS				
Current assets				
Cash and cash equivalents	$	1,039	$	1,549
Accounts receivable, net		31,753		47,675
Inventory, net		-		221
Prepaid expenses and other current assets		1,645		1,007
Income tax receivable		1,352		1,513
Total current assets		35,789		51,965
Property and equipment, net		839		1,328
Deferred income taxes, non-current		-		-
Goodwill		-		-
Intangible assets, net		6,072		7,248
Other assets		1,647		775
Total assets	$	44,347	$	61,316
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities				
Accounts payable	$	15,601	$	18,156
Billings in excess of revenue		9,378		7,156
Accrued salaries and vacation		2,272		2,478
Bank line of credit		7,083		14,854
Notes payable, current		4,407		3,831
Other current liabilities		8,563		7,724
Total current liabilities		47,304		54,199
Notes payable, non-current		-		2,494
Other long-term liabilities		2,824		3,555
Total liabilities		50,128		60,248
Commitments and contingencies				
Stockholders' equity (deficit)				
Common stock $.01 par value; 30,000,000 shares authorized; 10,266,027 shares issued and 9,923,710 shares outstanding as of June 30, 2017; 10,217,227 shares issued and 9,982,778 shares outstanding as of July 1, 2016.		103		102
Capital in excess of par value		32,857		31,128
Accumulated deficit		(37,021)		(27,448)
Treasury stock, at cost		(1,494)		(1,480)
Accumulated other comprehensive loss; foreign currency translation		(226)		(1,234)
Total stockholders' equity (deficit)		(5,781)		1,068
Total liabilities and stockholders' equity	$	44,347	$	61,316

VERSAR, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)

	For the Fiscal Year Ended	
	June 30, 2017	July 1, 2016
GROSS REVENUE	$ 111,821	$ 167,917
Purchased services and materials, at cost	60,860	107,199
Direct costs of services and overhead	45,061	57,544
GROSS PROFIT	5,900	3,174
Selling, general and administrative expenses	12,873	13,031
Other operating expense	1,243	1,937
Goodwill impairment	-	20,331
Intangible impairment	-	3,812
OPERATING LOSS FROM OPERATIONS	(8,216)	(35,937)
OTHER (INCOME) EXPENSE		
Interest income	(14)	(19)
Interest expense	1,446	702
LOSS BEFORE INCOME TAXES	(9,648)	(36,620)
Income tax (benefit) expense	(75)	1,267
NET LOSS	$ (9,573)	$ (37,887)
NET LOSS PER SHARE-BASIC and DILUTED	$ (0.96)	$ (3.84)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING-BASIC AND DILUTED	10,002	9,857

VERSAR, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

		For the Fiscal Year Ended		
		June 30, 2017		July 1, 2016
Cash flows from operating activities:				
Net income (loss)	$	(9,573)	$	(37,887)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:				
Depreciation and amortization		1,860		5,756
(Gain) loss on sale of property and equipment		-		(79)
Change in contingent notes		(371)		-
Provision for (recovery of) doubtful accounts receivable		(845)		1,001
Provision for non-cash Interest Expense		611		-
Provision (benefit) for income taxes expense		-		1,779
Share based compensation		185		329
Goodwill impairment		-		20,331
Intangible impairment		-		3,812
Net results of disposal of PPS		1,243		-
Changes in assets and liabilities:				
Decrease (increase) in accounts receivable		15,555		15,192
Decrease (increase) in prepaid and other assets		(741)		1,148
(Increase) decrease in inventories		-		(96)
(Decrease) increase in accounts payable		(2,323)		(19,635)
Decrease in accrued salaries and vacation		(208)		(1,055)
Decrease in income tax payable		161		829
(Decrease) Increase in billings in excess of revenue		(2,222)		-
Decrease (increase) in other assets and liabilities		4,621		6,503
Net cash (used in) provided by operating activities		7,953		(2,072)
Cash flows from investing activities:				
Purchase of property and equipment		(184)		(686)
Payment for VSS acquisition, net of cash acquired		-		(11,080)
Proceeds from sale of office equipment		-		270
Proceeds from sale of PPS		214		-
Net cash used in investing activities		30		(11,496)
Cash flows from financing activities:				
Borrowings on line of credit		66,913		73,464
Repayments on line of credit		(73,799)		(58,611)
Repayment of Loan for JMWA Purchase		(1,543)		(1,266)
Loan for VSS Purchase		-		5,000
Repayment of Loan for VSS Purchase		-		(2,500)
Repayments of notes payable		-		(3,058)
Purchase of treasury stock		(15)		(20)
Net cash provided by (used in) financing activities		(8,444)		13,009
Effect of exchange rate changes on cash and cash equivalents		(49)		(1)
Net decrease in cash and cash equivalents		(510)		(560)
Cash and cash equivalents at the beginning of the period		1,549		2,109
Cash and cash equivalents at the end of the period	$	1,039	$	1,549

Supplemental disclosure of cash and non-cash activities:				
Contingent consideration payable related to VSS acquisition	$	2,728	$	3,154
Cash paid for interest	$	683	$	133
Cash paid for income taxes	$	28	$	254